Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(358,978,000)
Realized Trading Gain (Loss) on Swaps	(405,790,967)
Unrealized Gain (Loss) on Market Value of Futures	15,011,930
Unrealized Gain (Loss) on Market Value of Swaps	2,325,667
Interest Income	76,667
ETF Transaction Fees	15,000
Total Income (Loss)	$(747,339,703)

Expenses
Investment Advisory Fee	$1,448,701
Brokerage Commissions	536,342
Tax Reporting Fees	217,000
NYMEX License Fee	64,794
Legal Fees	24,243
Non-interested Directors' Fees and Expenses	16,389
Audit Fees	13,589
SEC & FINRA Registration Expense	3,100
Prepaid Insurance Expense	1,366
Tax Fees	800
Total Expenses	$2,326,324
Net Gain (Loss)	$(749,666,027)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/10	$3,594,443,718
Additions (12,000,000 Units)	94,176,614
Withdrawals (15,900,000 Units)	(126,074,137)
Net Gain (Loss)	(749,666,027)

Net Asset Value End of Period	$2,812,880,168
Net Asset Value Per Unit (407,500,000 Units)	$6.90

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502